               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                 SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                                  ESPEED, INC.

         ESPEED, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

         Pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of ss.151 of the General Corporation Law of the State of Delaware, the Board, pursuant to a meeting held on September 20, 2000, adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Redeemable Convertible Preferred Stock.

                  WHEREAS, the Certificate of Incorporation provides for two classes of stock known as common stock, $.01 par value per share (the "Common Stock"), and preferred stock, $.01 par value per share ("Preferred Stock"); and

                  WHEREAS, the shares of Common Stock have been designated as Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and Class B Common Stock, $.01 par value per share; and

                  WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

                  NOW, THEREFORE, BE IT RESOLVED, that the Board deems it advisable to, and hereby does, designate a Series A Redeemable Convertible Preferred Stock and fixes and determines the rights, preferences, qualifications, limitations and restrictions relating to the Series A Redeemable Convertible Preferred Stock as follows:

         1. Designation. The shares of such series of Preferred Stock shall be designated "Series A Redeemable Convertible Preferred Stock" (referred to herein as the "Series A Preferred Stock").

         2. Authorized Number. The number of shares constituting the Series A Preferred Stock shall be 5,500,000.

         3. Ranking. The Series A Preferred Stock shall rank, upon a Liquidation Event (as defined in Section 5(a) hereof), senior and prior to the Common Stock (all equity securities of the Corporation to which the Series A Preferred Stock ranks prior, whether with respect to liquidation, dissolution, winding up or otherwise, including the Common Stock are collectively referred to herein as "Junior Securities") and on parity with all other classes or series of preferred stock of the Corporation now or hereafter created and/or issued (including the Corporation's Series B Redeemable Convertible Preferred Stock). The Corporation shall not create any other class or series of stock ranking senior to the Series A Preferred Stock without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a class.

         4. Dividends. The Series A Preferred Stock shall not accrue or be paid any dividends.

         5. Liquidation.

                  (a) Liquidation Procedure. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary or a sale, conveyance or disposition of all or substantially all the assets of the Corporation (each such event, a "Liquidation Event"), the holders of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities (but after any distribution or payment is made upon any stock ranking senior to the Series A Preferred Stock), to be paid an amount equal to $1.00 per share of Series A Preferred Stock (the "Series A Issue Price") (as adjusted for any combinations, divisions or similar recapitalizations affecting the shares of Series A Preferred Stock but not the Common Stock or any other securities of the Corporation into which the Series A Preferred Stock may be converted from time to time) (such Series A Issue Price being herein referred to when appropriate as the "Liquidation Payments" and the date on which the Liquidation Payments are made being herein referred to as the "Liquidation Date"). If upon any Liquidation Event, the assets to be distributed among the holders of Series A Preferred Stock and the holders of any class or series of stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to liquidation preference shall be insufficient to permit payment in full to the holders of Series A Preferred Stock of the Liquidation Payments and the preferential amounts to which such other holders are entitled, then the assets available for distribution to the holders of Series A Preferred Stock and such other holders shall be distributed ratably among the holders of Series A Preferred Stock and such holders in proportion to the full respective distributive amounts to which they are entitled.

                  (b) Remaining Assets. Upon any Liquidation Event, after the holders of Series A Preferred Stock and the holders of any class or series of stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to liquidation preference shall have been paid in full the respective distributive amounts to which they are entitled, the remaining assets of the Corporation may be distributed ratably per share, including shares of Class A Common Stock actually issued upon exercise of the Warrant (as defined herein), in order of preference to the holders of Junior Securities in accordance with their terms.

                  (c) Liquidation Notice. At least 30 days prior to a Liquidation Date, written notice (a "Liquidation Notice") shall be mailed by means of first-class mail, postage pre-paid, to each holder of record of the Series A Preferred Stock at its address last shown on the records of the Corporation. Any Liquidation Notice mailed in this manner shall conclusively be deemed to have been duly given whether or not the Liquidation Notice is in fact received. The Liquidation Notice shall state:

                           (i) the Liquidation Date;

                           (ii) the amount of the Liquidation Payments; and

                           (iii) the place where the Liquidation Payments shall
                   be payable.

                  (d) Fractional Shares. The Liquidation Payments with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the Liquidation Payments with respect to each outstanding share of Series A Preferred Stock.

         6. Optional Conversion.

                  (a) Optional Conversion. From and after the date of issuance and until the Redemption Date (as defined in Section 7 below), (i) any share of Series A Preferred Stock may be converted without any payment of consideration at the option of the holder at any time into fully paid and non-assessable shares of Class A Common Stock at the rate of 1/100th of a share of Class A Common Stock (subject to adjustment as set forth in subsection 6(f) below) for each share of Series A Preferred Stock (the "Partial Conversion Rate") or (ii) such number of shares as is equal to the Annual Amount (as defined below) or, if greater, the Cumulative Annual Amount (as defined below) may be converted without any payment of consideration at the option of the holder into fully paid and non-assessable warrants (individually a "Warrant" and collectively, the "Warrants"), in the form of Exhibit A hereto, at the rate of one Warrant for each share of Series A Preferred Stock (the "Full Conversion Rate"). Each Warrant will be exercisable to purchase one share of Class A Common Stock, subject to adjustment as set forth in the Warrant.

                  (b) The Annual Amount. The number of shares of Series A Preferred Stock which may be converted at the Full Conversion Rate each year (the "Annual Amount") shall be determined annually based on the Gross Transaction Revenues (as defined below) received by the Corporation and TradeSpark, LP ("TradeSpark") in the aggregate (without double counting) from the electronic marketplace (the "Marketplace"), described in that certain Services Agreement, dated September 22, 2000, between the Corporation and TradeSpark (the "Services Agreement"), for each year during the six year period (the "Six Year Period") which begins on the first day of the month that immediately follows the initial closing of EIP Holdings, LLC's ("EIP") investment in TradeSpark pursuant to that certain Subscription Agreement, dated September 22, 2000, between TradeSpark and EIP. Upon the determination of the Gross Transaction Revenues for the first year during the Six Year

Period, such Gross Transaction Revenues shall be divided by $250,000,000 and then multiplied by 5,500,000 for the determination of the Annual Amount for the first year of the Six Year Period. Upon determination of the Gross Transaction Revenues for the remaining five years of the Six Year Period, the excess (if any) of the Gross Transaction Revenues of each such year over the Gross Transaction Revenues of the immediately preceding year shall be divided by $250,000,000 and then multiplied by 5,500,000 to determine the Annual Amount for such year; provided, however, that for purposes of calculating the Annual Amount for any year during such remaining five years, an excess shall be deemed to exist for any such year only if and to the extent that the Gross Transaction Revenues for such year exceed the highest Gross Transaction Revenues theretofore achieved for any year of the Six Year Period. Notwithstanding the foregoing, until the Gross Transaction Revenues for any year of the Six Year Period exceeds $10,000,000, the Annual Amount shall be zero. Upon determination of the Annual Amount for each year during the Six Year Period, the Chief Financial Officer of the Corporation shall prepare a written certificate setting forth such determination and such certificate shall promptly be delivered to the recordholders of the Series A Preferred Stock. The sum of all Annual Amounts, less any shares of Series A Preferred Stock previously converted at the Partial Conversion Rate or the Full Conversion Rate, shall be referred to herein as the "Cumulative Annual Amount."

                  (c) Definition of Gross Transaction Revenues. "Gross Transaction Revenues" shall have the meaning ascribed to Transaction Revenues in the Services Agreement except that (x) there shall be added thereto, Advertising Sales Revenues (as defined in the Services Agreement) and Additional Services Revenues (as defined in the Services Agreement); and (y) any rebates of commissions or similar arrangements shall be ignored and the amount of any such rebate or similar arrangement shall be deemed collected and part of Gross Transaction Revenues; and (z) to the extent that, for any year during the Six Year Period, Additional E-Commerce Services Revenues (as defined in the Services Agreement) and Information Services Revenues (as defined in the Services Agreement) (collectively the "Non-Electronic Services Revenues") comprise more than the specified percentage set forth below of the Gross Transaction Revenues for such year, the portion of Non-Electronic Services Revenues for such year that is in excess of such percentage shall be excluded from the calculation of Gross Transaction Revenues for such year:

         Year 1..........................50%
         Year 2..........................40%
         Year 3..........................30%
         Year 4(and thereafter)..........20%

                  (d) Determination of Gross Transaction Revenues. Gross Transaction Revenues for each year during the Six Year Period shall be determined in accordance with the definition contained in this Section 6 and the procedures contained in the Limited Liability Company Agreement of EIP, as the same may be amended from time to time, and any disputes in connection with any such determination shall be resolved in accordance with the dispute resolution terms thereof.

                  (e) Procedure. In the event that a holder of Series A Preferred Stock desires to convert its Series A Preferred Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Class A Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock on such date. If shares of Class A Common Stock are being sold pursuant to an underwritten public offering, such conversion may at the option of the holder be conditioned upon closing of the offering.

                  (f) Adjustment of Partial Conversion Rate. The number and kind of securities issuable upon the optional conversion of the Series A Preferred Stock at the Partial Conversion Rate shall be subject to adjustment from time to time in accordance with the following provisions:

                           (i) Reorganization, Reclassification. In the event of a reorganization, share exchange or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value, or a transaction described in clauses (ii) or (iii) below, then each share of Series A Preferred Stock shall, after such reorganization, share exchange or reclassification, be convertible into the kind and number of shares of stock or other securities or other property of the Corporation which the holder of Series A Preferred Stock would have been entitled to receive if the holder had held the Class A Common Stock issuable upon conversion of its Series A Preferred Stock immediately prior to such reorganization, share exchange or reclassification. The provision of this Section 6(f)(i) shall similarly apply to successive reorganizations and reclassifications.

                           (ii) Consolidation, Merger. In the event of a merger or consolidation to which the Corporation is a party, then each share of Series A Preferred Stock shall, after such merger or consolidation, be convertible into the kind and number of shares of stock and/or other securities, cash or other property which the holder of Series A Preferred Stock would have been entitled to receive if the holder had held the Class A Common Stock issuable upon conversion of its Series A Preferred Stock immediately prior to such consolidation or merger. The provision of this
                           Section 6(f)(ii) shall similarly apply to successive reorganizations and reclassifications.

                           (iii) Subdivision or Combination of Shares. In case outstanding shares of Class A Common Stock shall be subdivided, the Partial Conversion Rate shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Class A Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Class A Common Stock shall be combined, the Partial Conversion Rate shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Class A Common Stock for the purpose of so combining, whichever is earlier.

                           (iv) Stock Dividends. In case shares of Class A Common Stock are issued as a dividend or other distribution on the Class A Common Stock (or such dividend is declared), then upon conversion of any share of Series A Preferred Stock, the holder of such converted Series A Preferred Stock shall be entitled to receive, in addition to the number of shares of Class A Common Stock such holder is entitled to receive based on the Partial Conversion Rate then in effect, that kind and number of shares of stock which such holder would have been entitled to receive if the holder had held the Class A Common Stock issuable upon conversion of its Series A Preferred Stock as of the date a record is taken of the holders of Class A Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution).

                           (v) Minimum Adjustment. No adjustment of the Partial Conversion Rate shall be made if the amount of any such adjustment would be an amount less than 1% of the Partial Conversion Rate then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of 1% or more.

                  (g) Adjustment of Full Conversion Rate. The number of Warrants issuable upon optional conversion of the Series A Preferred Stock at the Full Conversion Rate shall not be subject to adjustment upon the occurrence of any of the events set forth in Sections (f)(i) - (iv). Section 3 of the Warrants contains comparable adjustment provisions which require adjustment to the Warrant Shares (as defined therein), the other securities for which the Warrants are exercisable and the Per Share Warrant Price (as defined therein) upon the occurrence of certain corporate events. If any such corporate events occur after the date of issuance of the Series A Preferred Stock, but on or prior to the conversion of the Series A Preferred Stock into a Warrant, the terms of such Warrant shall be adjusted at the time of issuance of the Warrant to reflect adjustments in the Warrant Shares, the securities for which the Warrant is exercisable and the Per Share Warrant Price, and such other terms as necessary to reflect such corporate event.

         7. Redemption.

                  (a) Optional Redemption by the Corporation. Any Series A Preferred Stock which are not convertible at the Full Conversion Rate, following the determination of the Annual

Amount for the sixth year of the Six Year Period shall be redeemable, at the option of the Corporation, at the Partial Conversion Rate, as the same may be subject to adjustment as set forth above (the "Redemption Price"), payable in fully paid and non-assessable shares of Class A Common Stock on the date of redemption (such date being referred to herein as the "Redemption Date"), pursuant to the Redemption Notice and the Redemption Procedure provisions set forth, respectively, in subsections 7(b) and 7(c) below.

                  (b) Redemption Notice. At least five days prior to a Redemption Date, written notice (a "Redemption Notice") shall be mailed by means of first-class mail, postage pre-paid, to each holder of record of the Series A Preferred Stock to be redeemed at its address last shown on the records of the Corporation. Any Redemption Notice mailed in this manner shall conclusively be deemed to have been duly given whether or not the Redemption Notice is in fact received. The Redemption Notice shall state:

                           (i) the total number of shares of Series A Preferred Stock to be redeemed by the Corporation on the Redemption Date;

                           (ii) the number of shares of Series A Preferred Stock that the Corporation intends to redeem from the holder of Series A Preferred Stock to whom the Redemption Notice is addressed;

                           (iii)    the Redemption Date and the Redemption
                                    Price; and

                           (iv) the manner and place designated for the holder of Series A Preferred Stock to surrender to the Corporation his certificate or certificates representing the shares of Series A Preferred Stock to be redeemed in exchange for the Redemption Price.

                  (c) Redemption Procedure. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock as holders of Series A Preferred Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease as to those shares of Series A Preferred Stock redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

         8. Voting Rights.

                  (a) General. Other than the rights expressly provided for herein or provided by law, holders of the Series A Preferred Stock shall not have any voting rights. In any vote or action of the holders of the Series A Preferred Stock voting together as a separate class required by law, each share of issued and outstanding Series A Preferred Stock shall entitle the holder thereof to one vote per share.

                  (b) Protective Provisions. So long as any Series A Preferred Stock is outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, amend, waive or repeal any provisions of, or add any provision to this Certificate of Designations or any provisions contained herein that affect the Warrant; provided, however, that written consent of all holders of Series A Preferred Stock shall be required with respect to any changes that would be detrimental to the rights of a holder as a holder of Series A Preferred Stock under this Certificate of Designation disproportionately to such rights of the other holders of Series A Preferred Stock.

         9. Shares to be Retired. All shares of Series A Preferred Stock redeemed, converted, exchanged or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series and may thereafter be reissued.

         10. Miscellaneous.

                  (a) Sinking Fund. The Series A Preferred Stock is not subject to or entitled to the benefit of a sinking fund.

                  (b) No other Rights. The Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as expressly set forth in this Certificate of Designations.

                  (c) Notices. If at any time, (i) the Corporation shall declare a stock dividend (or any other distribution except for cash dividends) on the Class A Common Stock or a subdivision or combination of the Class A Common Stock; (ii) there shall be any capital reorganization, share exchange or reclassification of the Class A Common Stock, or any consolidation or merger to which the Corporation is a party, or any sale or transfer of all of substantially all of the assets of the Corporation; or (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; then, in any one or more of such cases, the Corporation shall give written notice to the recordholders of the Series A Preferred Stock, not less than 10 days before any record date or other date set for definitive action, or of the date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Partial Conversion Rate, and the kind and amount of Class A Common Stock and other securities and property deliverable upon optional conversion of the Series A Preferred Stock. Such notice shall also specify the date (to the extent known) as of which the holders of the Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. In addition, whenever the Partial Conversion Rate is adjusted as herein provided, or an event occurs, prior to the conversion of all of the then outstanding shares of the Series A Preferred Stock into Warrants, that would require adjustment of the Warrant Shares, the securities for which the Warrant is exercisable or the Per Warrant Share Price under
Section 6(g)
above, the Chief Financial Officer of the Corporation shall compute the adjusted Partial Conversion Rate in accordance with Section 6(f) above and the adjustments to the Warrant in accordance with Section 6(g) and shall prepare a written certificate setting forth such adjusted Partial Conversion Rate and Warrant adjustments, and such written instrument shall promptly be delivered to the recordholders of the Series A Preferred Stock.

                  (d) Reservation. The Board shall at all times so long as any shares of Series A Preferred Stock remain outstanding reserve a sufficient number of authorized but unissued shares of Class A Common Stock to be issued in satisfaction of the conversion rights, exercise rights and privileges aforesaid, including, the maximum number of such shares which would be issued upon exercise of all Warrants at the Full Conversion Rate.

                  (e) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of securities on conversion. If a holder of shares of Series A Preferred Stock surrendered for conversion specifies that the securities to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares are registered on the books of the Corporation, then, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such securities on conversion to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Series A Preferred Stock at the time of surrender of the shares of Series A Preferred Stock involved, then the securities issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

                  (f) Valid Issuance. All securities which may be issued in connection with the conversion provisions set forth herein, upon issuance by the Corporation, will be validly issued, fully paid and non-assessable, free from preemptive rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

                  (g) Swap or Hedging Transactions. Without the prior written consent of the Corporation, no holder of shares of Series A Preferred Stock may enter into any swap or other hedging transaction relating to the Series A Preferred Stock, or any interest therein, except as provided in the Warrant.

                                   o * * * *

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations this 22nd day of September, 2000.

                                  ESPEED, INC.

                                  By: /s/ Frederick T. Varacchi
                                      ----------------------------------------
                                         Name: Frederick T. Varacchi
                                         Title: President

                                                                      EXHIBIT A

NEITHER THIS WARRANT NOR THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 p.m. Eastern Standard Time, on September 22, 2010


                    WARRANT TO PURCHASE CLASS A COMMON STOCK

                                       OF

                                  eSpeed, Inc.

         FOR VALUE RECEIVED, eSpeed, Inc. (the "Company"), a Delaware corporation, hereby certifies that ___________ (the "Initial Holder"), or its permitted assigns (together with the Initial Holder, the "Holder"), is entitled to purchase from the Company, at any time or from time to time commencing on the Exercise Date set forth in Section 4 hereof and prior to 5:00 P.M., Eastern Standard Time, on September 22, 2010 a total of _________ fully paid and non-assessable shares of Class A Common Stock, par value $.01 per share, of the Company for a purchase price of $27.94 per share (Hereinafter, (i) said Class A Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Class A Stock," (ii) the shares of the Class A Stock purchasable hereunder are referred to as the "Warrant Shares," (iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and (vi) the holder of this Warrant is referred to as the "Holder.") This Warrant is one of a series of warrants issued pursuant to a conversion of either Series A Redeemable Convertible Preferred Stock, $.01 par value per share or Series B Redeemable Convertible Preferred Stock, $.01 par value per share which were issued by the Company (collectively, the "Convertible Preferred Stock") to various persons (the "Preferred Stock Holders"). The number of Warrant Shares and the securities (if applicable) for which this Warrant is exercisable and the Per Share Warrant Price are subject to adjustment for certain corporate events occurring after September 22, 2000 as hereinafter provided under Section 3. [The terms of this Warrant will be revised prior to issuance to reflect any corporate event which would have required an adjustment under Section 3 hereof had this Warrant been outstanding on the date of such event.]

         1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Exercise Date set forth in
Section 4 hereof and prior to 5:00 P.M., Eastern Standard Time, on September 22, 2010 by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in
Section 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. The Aggregate Warrant Price or Per Share Warrant Price shall be paid in cash, via wire transfer to an account designated by the Company, or by certified or official bank check payable to the order of the Company.

                  If this Warrant is exercised in part, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the shares of the Class A Stock to which the Holder shall be entitled, and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of the Warrant.

                  No fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair market value of a share as reasonably determined by the Company's Board of Directors.

         2. Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant, the Company from and as of the date hereof, will have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Class A Stock as from time to time shall be receivable upon the exercise of this Warrant.

         3. Adjustments for Corporate Events. The number and kind of securities issuable upon the exercise of this Warrant, the Per Share Warrant Price and the number of Warrant Shares for which this Warrant may be exercised shall be subject to adjustment from time to time in accordance with the following provisions:

                  (a) Reorganization, Reclassification. In the event of a reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in subsection (b) or (c) below, this Warrant shall, after such reorganization, share exchange or reclassification, be exercisable into the kind and number of shares of stock or other securities or other property of the Company which the holder of this Warrant would have been entitled to receive if the holder had held the Warrant Shares issuable upon exercise of this Warrant immediately prior to such reorganization, share exchange, or reclassification. The provision of this Section 3(a) shall similarly apply to successive reorganizations and reclassifications.

                  (b) Merger, Consolidation or Sale of All or Substantially All Assets. In the event of a merger or consolidation to which the Company is a party or the sale of all or substantially all of the assets of the Company, this Warrant shall, after such merger, consolidation or sale, be exercisable for the kind and number of shares of stock and/or other securities, cash or other property which the holder of this Warrant would have been entitled to receive if the holder had held the Warrant Shares issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale. Any such merger, consolidation or sale shall require, as a condition thereto, that such other party to such merger, consolidation or sale agree in writing to assume this Warrant. The provision of this Section 3(b) shall similarly apply to successive mergers and transfers.

                  (c) Subdivision or Combination of Shares. In case outstanding shares of Class A Stock shall be subdivided, the Per Share Warrant Price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Class A Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Class A Stock shall be combined, the Per Share Warrant Price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Class A Stock for the purpose of so combining, whichever is earlier.

                  (d) Stock Dividends. In case shares of Class A Stock are issued as a dividend or other distribution on the Class A Stock (or such dividend is declared), then the Per Share Warrant Price shall be adjusted, as of the date a record is taken of the holders of Class A Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to that price determined by multiplying the Per Share Warrant Price in effect immediately prior to such declaration, payment or other distribution by a fraction (i) the numerator of which shall be the number of shares of Class A Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Class A Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Company shall declare or pay any dividend on the Class A Stock payable in any right to acquire Class A Stock for no consideration, then, for purposes of calculating such adjustment, the Company shall be deemed to have made a dividend payable in Class A Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Class A Stock.

                  (e) Adjustment of Aggregate Number of Warrant Shares Issuable. Upon each adjustment of the Per Share Warrant Price under the provisions of this Section 3, the aggregate number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to the nearest whole number to an amount determined by multiplying the Warrant Shares issuable prior to such adjustment by a fraction (x) the numerator of which is the Per Share Warrant Price in effect immediately prior to the event causing such adjustment and (y) the denominator of which is the adjusted Per Share Warrant Price.

                  (f) Minimum Adjustment. No adjustment of the Per Share Warrant Price shall be made if the amount of any such adjustment would be an amount less than 1% of the Per Share Warrant Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of 1% or more.

                  (g) Treasury Shares. The number of shares of Class A Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

                  (h) Notices. If at any time, (x) the Company shall declare a stock dividend (or any other distribution except for cash dividends) on its Class A Stock; (y) there shall be any capital reorganization or reclassification of the Class A Stock, or any consolidation or merger to which the Company is a party, or any sale or transfer of all of substantially all of the assets of the Company; or
                           (z) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more of such cases, the Company shall give written notice to the Holder, not less than 10 days before any record date or other date set for definitive action, or of the date on which such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Per Share Warrant Price and the kind and amount of Class A Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date (to the extent known) as of which the holders of the Class A Stock of record shall be entitled to exchange their Class A Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. In addition, whenever the aggregate number of Warrant Shares issuable upon exercise of this Warrant and Per Share Warrant Price is adjusted as herein provided, the Chief Financial Officer of the Company shall compute the adjusted number of Warrant Shares and Per Share Warrant Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted number of Warrant Shares and Per Share Warrant Price, and such written instrument shall promptly be delivered to the recordholder of this Warrant.

         4. Exercise of Warrant. This Warrant shall be vested and exercisable in its entirety immediately upon issuance (the "Exercise Date").

         5. Fully Paid Stock; Taxes. The Company agrees that the shares of the Class A Stock represented by each and every certificate for Warrant Shares delivered on the proper exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Class A Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue or similar taxes that may be payable in respect of the issuance of any Warrant Shares or certificates therefor. The Holder covenants and agrees that it shall pay, when due and payable, all of its federal, state and local income or similar taxes that may be payable in respect of the issuance of any Warrant Shares or certificates therefor, if any.

         6. Transfer

            (a) Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event the Holder desires to transfer this Warrant or any of the Warrant Shares issued in accordance with the terms hereof, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee, unless such transfer is a transfer of the Warrant Shares pursuant to an effective Registration Statement. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel acceptable to the Company to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under either such act, or to the effect that the Warrant or Warrant Shares to be sold or transferred have been registered under the Securities Act, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Shares to be sold or transferred. The Warrants Shares are Registrable Securities within the meaning of that certain Registration Rights Agreement by the Company and the Investors named therein, dated September 22, 2000 (the "Registration Rights Agreement").

            (b) Swap or Hedging Transactions. Without the prior written consent of the Company, the Holder may not enter into any swap or other hedging transaction relating to the Warrants, the Warrant Shares (prior to the issuance thereof), or any interest therein until September 22, 2002. For the period commencing September 22, 2002 through the period (the "Interim Hedging Period") ending on the later of (x) the effective date of a Perpetual Shelf Registration (as defined in the Registration Rights Agreement) and (y) September 22, 2005, a Holder may enter into swap or hedging transactions with respect to the Warrant Shares; provided that, not later than one year from the end of the Interim Hedging Period, such Holder shall have exercised such number of Warrants as shall purchase Warrant Shares equal to the Maximum Hedged Position (as defined below) during the Interim Hedging Period. The "Maximum Hedged Position" shall mean the largest number of Warrant Shares that were the subject of, or included in, such a swap or hedging transaction, at any one time outstanding, by the Holder. Subsequent to the effective date of a Perpetual Shelf Registration, the Holder may enter into swap or hedging transactions with respect to the Warrant Shares; provided that (x) not later than two years from the effective date of the Perpetual Shelf Registration, the Holder shall have exercised such number of Warrants as shall purchase Warrant Shares equal to the Maximum Hedged Position during the one-year period ending on the first anniversary of the effective date of the Perpetual Shelf Registration and (y) not later than each subsequent anniversary of the effective date of the Perpetual Shelf Registration (commencing with the third anniversary of such effective date), the Holder shall have exercised such number of Warrants as shall purchase Warrant Shares equal to the Maximum Hedged Position during the one-year period ending on the immediately preceding anniversary of the effective date of the Perpetual Shelf Registration. Notwithstanding the foregoing, the obligation to exercise any Warrants set forth in this paragraph shall be suspended for so long as the per share exercise price of such Warrants exceeds the market price of the Warrant Shares (based on the closing market price as reported on the NASDAQ National Market) and, in addition, if as of the date of any such obligation to exercise Warrants a Black-Out Period (as defined in the Registration Rights Agreement) is then in effect, for so long as such Black-Out Period remains in effect. In no event shall the restrictions contained in this paragraph apply to any Warrant Shares that have been issued.

            (c) Transfer. Without the prior written consent of Company, which consent shall not be unreasonably withheld in connection with a merger, combination, restructuring or other similar transaction, the Initial Holder may not directly sell, transfer, assign, pledge, encumber or otherwise dispose of (whether voluntarily or involuntarily or by operation of law) (each of the above-described actions being referred to herein as a "Transfer") this Warrant or any interest herein, except to (i) a corporation that is a direct or indirect wholly-owned subsidiary of the Initial Holder, (ii) a partnership or limited liability company of which the Initial Holder, or a direct or indirect at least 90%-owned subsidiary of the Initial Holder, or of which the Parent Entity (as defined below) of the Initial Holder, or a direct or indirect at least 90%-owned subsidiary of such Parent Entity, is the sole general partner or sole managing partner and each class of partnership or membership interests is at least 90% owned by the Initial Holder, the Initial Holder's Parent Entity or one or more of their respective direct or indirect at least 90%-owned subsidiaries (each, a "Controlled Subsidiary"), (iii) to any Person (the "Parent Entity") that, together with its Controlled Subsidiaries, ultimately directly or indirectly owns all of each class and series of equity interests in the Initial Holder or
(iv) to any Person (the "Trading Affiliate") provided such Person is, or immediately after such transaction becomes: (x) at least 20% owned by the Initial Holder, the Initial Holder's Parent Entity or one or more of their respective Controlled Subsidiaries, and (y) the principal gas and electricity trading entity of such Initial Holder and other persons or entities directly or indirectly controlling or controlled by or under direct or indirect common control with such Initial Holder (each of clauses (i), (ii), (iii) and (iv) referred to herein collectively as a "Permissible Transfer"). The transferee in a Permissible Transfer is referred to herein as a "Permissible Transferee". If the Initial Holder makes a Permissible Transfer (other than to a Trading Affiliate), neither the Initial Holder, nor such Initial Holder's Parent Entity (as applicable), will directly Transfer all or any portion of any equity interest in such transferee except to another Permissible Transferee (whereupon such Permissible Transferee shall not Transfer such equity interest in such transferee except to another Permissible Transferee of the Initial Holder as long as such transferee owns this Warrant); provided, that any Permissible Transferee shall, prior to and as a condition precedent to such Transfer, execute a counterpart copy of this Warrant. Any sale, assignment, transfer, pledge, encumbrance or other disposition of this Warrant or any interest herein, attempted contrary to the provisions of this Warrant, shall be null and void and without effect; provided that nothing contained in this clause
(c) shall prevent the Initial Holder from entering into any swap or other hedging transaction permited under Section 6(b). The provisions of this Section 6(c) shall not be applicable to the Warrant Shares.

            (d) Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act or eligible for resale pursuant to Rule 144(k) under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

                                    "The shares of Class A Common Stock
                                    represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

         7. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

         8. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof. Notwithstanding the foregoing, if the Company shall no longer be required to file reports pursuant to Sections 12 or 15(d) of the Exchange Act, the Company will deliver to Holder such information, documents, and reports as are generally distributed to the holders of any class or series of the Company's securities concurrently with the distribution thereof to the shareholders.

         9. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and sent by overnight courier, delivered in person or mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at One World Trade Center, 103rd Floor, New York, New York 10048, Attention: General Counsel, Facsimile No.: (212) 938-3620 or such other address as the Company has designated in writing to the Holder, or

                  (b)      the Holder at ______________________, or such other
                           address as the Holder has designated in writing to the Company.

         10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

         11. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflict of laws thereof.

         12. Compliance with Other Instruments. Company represents and warrants to Holder that the execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's charter or bylaws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

         13. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the holder of this Warrant, except that changes or waivers that adversely affect the rights of any Preferred Stock Holder under its Warrant (other than the holder of this Warrant) disproportionately to the rights of the other Preferred Stock Holders under their respective Warrants shall be in writing and signed by all of the Preferred Stock Holders and the Company.

         14. Binding Effect on Successors. This Warrant shall be binding upon any entity succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Warrant Shares issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and permitted assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof, but at the Company's expense, acknowledge in writing its continuing obligation to Holder in respect of any rights (including, without limitation, any right to registration of the Warrant Shares) to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this warrant; provided, that the failure of Holder to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

         15. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, Holder (in the case of a breach by the Company), or the Company (in the case of a breach by Holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         16. No Impairment of Rights. The Company will not, by amendment of its Charter (except as permitted in the Certificate of Designation relating to the applicable series of Convertible Preferred Stock pursuant to which this Warrant was issued) or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary in order to protect the rights of the holder of this Warrant against impairment.

         17. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

         IN WITNESS WHEREOF, eSpeed, Inc. has caused this Warrant to be signed by a duly authorized officer as of this _____ day of ________, _____




                                eSpeed, Inc.

                                By:
                                   ----------------------------
                                   Name:
                                   Title:

                                  SUBSCRIPTION

         The undersigned, __________________________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of _________________________ shares of the Class A Common Stock of eSpeed, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated                                 Signature
     --------------------                       ---------------------------
                                                Address
                                                       ------------------------

                                                      -------------------------


                                   ASSIGNMENT

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_________________________, attorney, to transfer said Warrant on the books of eSpeed, Inc.

Dated                                 Signature
     --------------------                       ---------------------------
                                                Address
                                                       ------------------------

                                                      -------------------------



                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED _________________________ hereby assigns and transfers unto _________________________ the right to purchase
_________________________ shares of the Class A Common Stock of eSpeed, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint
_________________________, attorney, to transfer that part of said Warrant on the books of eSpeed, Inc.

Dated                                 Signature
     --------------------                       ---------------------------
                                                Address
                                                       ------------------------

                                                      -------------------------